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                                                                    EXHIBIT 23.0

             CONSENT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-65549, 333-65551 and 333-65571) pertaining to Stock
Subscription Warrants, 1994 Stock Option Plan, 1995 International Employee Stock Purchase Plan and French Employee Savings Plan of Business Objects, S.A. of our report dated January 29, 1999 with respect to the consolidated financial statements and schedule of Business Objects, S.A. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                       /s/ Ernst & Young LLP


San Jose, California
March 19, 1999